UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  June 25, 2012

DLH Holdings Corp.

(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER:  0-18492

New Jersey	22-1899798
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1776 Peachtree Street, N.W.

Atlanta, GA 30309

(Address and zip code of principal executive offices)

(866) 952-1647
(Registrant’s telephone number, including area code)

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation; Change in Fiscal Year.

On June 25, 2012, TeamStaff, Inc. (the “Company”) filed a Certificate of Amendment to its Amended and Restated Certificate of Incorporation to change its corporate name to “DLH Holdings Corp.” The Company’s stockholders previously approved the amendment to the Amended and Restated Certificate of Incorporation to change the Company’s name at the Company’s Annual Meeting of Stockholders which was held on February 16, 2012. The Certificate of Amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K. The Company published a press release announcing the change of its name on June 26, 2012, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01	Other Events.

Effective June 27, 2012, the Company’s common stock, which previously traded under the ticker symbol “TSTF” on The Nasdaq Capital Market, will begin trading under the new ticker symbol “DLHC”.  The Company’s common stock has been assigned a new CUSIP number of 23335Q100 in connection with the name change. Outstanding stock certificates for shares of the Company’s common stock are not affected by the name change and continue to be valid and need not be exchanged.

Item 9.01	Financial Statements and Exhibits

	Exhibit Number	Exhibit Title or Description

(d)	3.1	Certificate of Amendment to Certificate of Incorporation.

	99.1	Press Release of DLH Holdings Corp.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DLH Holdings Corp.

	By:	/s/ Zachary C. Parker

Name: Zachary C. Parker
Title: Chief Executive Officer
Date: June 26, 2012

EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Amendment to Certificate of Incorporation.

99.1	Press Release of DLH Holdings Corp.